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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 dated October 7, 1993 pertaining to the 1992 Prime Hospitality Corp. Employee Stock Option Plan; Form S-8, file number 033-54995 pertaining to the Prime Hospitality Corp. 1992 Performance Incentive Plan; Form S-8, file number 333-03361 of Prime Hospitality Corp. pertaining to the 1995 Employee Stock Option Plan and the 1995 Non-employee Director Stock Option Plan; Form S-8, file number 333-44287 pertaining to the Prime Hospitality Corp. 1995 Employee Stock Option Plan and the 1995 Non-employee Director Stock Option Plan; and Form S-8, file number 333-60911, pertaining to the Prime Hospitality Corp. 1995 Employee Stock Option Plan) of our report dated February 9, 2000, except for Note 1 (Business Activities) and Note 20, as to which the date is March 20, 2000, with respect to the consolidated financial statements of Prime Hospitality Corp. included in the Annual Report (Form 10-K) for each of the three years in the period ended December 31, 1999.


                                                        Ernst & Young LLP


New York, New York
March 24, 2000